Exhibit 99.1

AFV Solutions Appoints Alex Leon to Board of Directors

Tuesday June 13, 8:00 am ET

IRVINE, Calif.--(BUSINESS WIRE)--June 13, 2006--AFV Solutions, Inc. (OTCBB:AFVS - News), today announced the appointment of Mr. Alexander V. Leon to its Board of Directors. Mr. Leon Currently is serving as Senior Vice President and Chief Financial Officer of the Vanir Group of Companies, Inc., a diversified commercial and institutional real estate development, financial services, construction, and construction management company.

Mr. Leon has been engaged in real estate, construction, construction management and related fields for more than 25 years in various position with Vanir. He has been successful in the planning, coordinating, directing and controlling functions of company operations, including partnerships critical to successful real estate financing and development projects ranging between $1 and $300 million. With his leadership as CFO of Vanir, the company has thrived and is now ranked 25th in the nation among construction management companies.

The Vanir Companies, including Vanir Development Company, Inc., Vanir Construction Management, Inc. and Vanir Construction Company, Inc. have successfully completed over $8.5 billion in real estate developments, design-build lease, and construction services. Completed projects include civil infrastructure, justice facilities, health care, educational facilities, wastewater, pipelines, public and private facilities including restaurants, hotels and office buildings and are currently managing over $2.2 Billion in construction projects through the Western United State Real estate and other business holdings of the Vanir Companies include office buildings, governmental facilities, industrial properties, hotel and restaurants, medical/dental facilities and communications properties.

Mr. Leon earned his Bachelor of Arts degree in Economics at the University of California Los Angeles and received his Masters from the University of Southern California. He also holds a Certificate in Local Agency Finance from the University of Southern California. Mr. Leon is a member of the American Management Association, the Construction Financial Management Association, the Hispanic Chamber of Commerce, and the Treasury Management Association. He is an active member of various charitable community improvement projects and has served on the Boards of the Sacramento Hispanic Chamber of Commerce, the Sacramento Symphony and the Construction Financial Management Association.

"We couldn't be more pleased to welcome Alex to the Board," stated Jeff Groscost, President & CEO of AFV Solutions. "With Alex working as an advisor to the company since March, he and I have spent a great deal of time establishing a solid working and personal relationship that I believe will be of great benefit to the company and its shareholders."

"Mr. Leon's appointment represents an important step in establishing an independent Board of Directors and audit committee to ensure our regulatory compliance. Alex brings to bear important banking relationships critical to financing the business plan of AFV Solutions," stated Richard Steele, consultant to AFV Solutions.

About AFV Solutions, Inc.

For more information about AFV Solutions, its business developments, and current news, please visit www.afvsolutions.com or call our recently opened Irvine showroom at 949-748-6600.

AFV Solutions, Inc. is an alternative fuel vehicle solutions provider dedicated to seeking alternatives to petroleum as a fuel for transportation. It offers options to gasoline users through propane and compressed natural gas (CNG) conversions. Utilizing advanced technologies, AFV Solutions provides immediate results in terms of fuel economy, a cleaner environment and cost savings. AFV Solutions researchers are also exploring ways to obtain a higher ethanol yield than is currently possible, working to create on-board hydrogen generation for vehicle applications, and developing hybrid electric and hybrid diesel bus applications.

Forward-Looking Statements

Certain statements in this release, and other written or oral statements made by the Company, including the use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current estimates and projections about AFV Solution, Inc.'s business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.

Contact:

AFV Solutions, Inc.

President & CEO

Jeff Groscost, 949-748-6600